                     PROMISSORY NOTE AND SECURITY AGREEMENT

$99,973.12                                                        AUGUST 1, 2000


         FOR VALUE RECEIVED, MICHAEL L. SCHWARZ, who resides at c/o Summit Properties Inc., 212 South Tryon Street, #500, Charlotte, North Carolina 28281 (hereinafter referred to as the "Employee"), hereby promises to pay to the order of Summit Properties Inc., a Maryland corporation with its principal place of business at 212 South Tryon Street, Suite 500, Charlotte, North Carolina (hereinafter referred to as the "Company"), the principal amount of $99,973.12 together with interest thereon as provided below subject to the terms and conditions set forth herein.

         1. Purpose and Authority. This Promissory Note and Security Agreement (the "Note") is entered into for the purpose of financing the Employee's purchase of shares of common stock, par value $0.01 per share, of the Company ("Common Stock") pursuant to and subject to the terms and conditions of (i) the Company's Statement of Company Policy on Loans to Executive Officers and Qualified Employees to Purchase the Company Stock as adopted by the Board of Directors of the Company on September 8, 1997, as amended from time to time, and
(ii) the Company's 1994 Stock Option and Incentive Plan, as amended from time to time.

         2. Security. The Employee hereby grants the Company a security interest in any and all shares of Common Stock purchased by the Employee with the proceeds of this Note (hereinafter referred to as the "Collateral Stock") and in any and all distributions and dividends which may from time to time be, paid or payable on the Collateral Stock (each, a "Distribution"). Employee agrees to take all such actions and execute all such documents as may from time to time be reasonably requested by the Company to perfect and maintain the validity and priority of any security interest granted to the Company pursuant to this Note. Employee also agrees that a carbon, photographic or other reproduction of this Promissory Note and Security Agreement may be filed as a financing statement to the extent that the Company determines that such filing is necessary for the Company to establish or maintain its security interest in the Collateral Stock. The Employee shall cause the Collateral Stock to be delivered to the Company and the Company may retain possession of the Collateral Stock until such time as the Note has been paid in full.

         3. Payment. All Distributions received by the Employee in cash shall be applied toward repayment of this Note. The Employee agrees that the Company may establish and institute any procedure that it deems necessary or advisable to ensure that each such Distribution shall be applied toward repayment of this Note, including without limitation, the placement of a restrictive legend on any check representing a Distribution. Each such payment shall first be applied to the payment of interest accrued as of the date of such payment and the remainder thereof, if any, shall then be applied to the payment of outstanding principal. The Note will bear interest at the rate provided in Section 4 hereof. The entire principal balance and all accrued and unpaid interest and other charges as may be due hereunder shall be due and payable on or before the tenth anniversary of the date of this Note (the "Maturity Date").

         4. Interest. Interest on this Note will be computed on a simple interest basis and will accrue on the unpaid principal balance due under the Note until maturity, whether by reason of Default (as defined below) and acceleration, lapse of time or otherwise ("Maturity"), at the rate of SIX AND 33/100 PERCENT (6.33%) per annum. Prior to Maturity interest shall be payable solely from Distributions.

         5. Prepayment. The Employee may prepay the whole or any part of the principal amount of this Note from time to time without premium or penalty.

         6. Default. (a) The occurrence of any of the following events shall constitute a Default under this Note:

                           (i) the failure by the Employee to deliver or cause
                  to be delivered the Collateral Stock to the Company within three business days after the purchase of any Collateral Stock;

                           (ii) retention by the Employee of any Distribution,
                  which retention continues for a period of ten (10) days;

                           (iii) the failure by the Employee to pay the entire
                  outstanding balance of this Note and all accrued interest within one hundred and twenty (120) days after termination of the Employee's employment with the Company; or

                           (iv) the failure by the Employee to pay the entire
                  outstanding balance of this Note and all accrued interest on or before the Maturity Date.

                  (b) Upon the occurrence of a Default under this Note, the outstanding principal balance hereof, together with all reasonable costs of collection and/or enforcement of the Note, including reasonable attorney's fees, shall at the option of the Company become immediately due and payable.

                  (c) If the Employee is in Default hereunder, the Company may, except as otherwise provided herein, exercise the rights and remedies accorded a secured party by the Uniform Commercial Code as enacted in the State of Maryland.

              7. Personal Liability. The obligations of the Employee to pay the unpaid principal balance of this Note, plus accrued interest thereon and other charges as may be due hereunder, shall be absolute and unconditional, and the Company shall have full recourse against the Employee's assets (including, but not limited to, the Collateral Stock) to recover such amounts.

              8. Modification. Neither this Note nor any provision hereof may be modified, altered, or amended in any manner or form except by an agreement in writing, executed by a duly authorized officer of the Company and the Employee, which writing shall make specific reference hereto.

              9. Transfer by Employee. Employee will not sell, assign, transfer or otherwise dispose of, directly or indirectly, nor grant any option with respect to, or pledge or grant any security interest in or otherwise encumber any of the Collateral Stock or any interest therein, except for the security interest provided for in this Note.

              10. Severability. If for any reason any provision or provisions hereof are determined to be invalid, unenforceable or contrary to any existing or future law, such invalidity or unenforcability shall not impair the operation or affect those portions of this Note which are valid.

              11. Usury, etc. All agreements between the Employee and the Company are hereby expressly limited so that in no contingency or event whatsoever, whether by reason Maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid to the holder for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount which the holder is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve payments exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such maximum amount, and if from any circumstances the holder should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event that there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of this Note.

              12. Valuation: Manner of Disposition. Employee acknowledges and agrees that the Company may not be able to effect a public sale of the Collateral Stock and, accordingly, agrees that in the event of any sale, collection, realization or other disposition of or upon the Collateral Stock by the Company, in lieu of such public sale, the Company may transfer all or any portion of the Collateral Stock to itself and apply the value of such shares (at a price per share equal to the average of the daily high and low sales prices, computed to three decimal places, of the Company's stock as reported on the NYSE for the ten (10) days on which the NYSE is open and for which trades in the Company stock are reported immediately preceding the date of such action by the Company or, if one or more of such days is not a day on which the NYSE is open or the Company's stock is not traded on the NYSE for the ten (10) days immediately preceding said action for which the trades are reported) to the amounts due under or in connection with this Note.

              13. Governing Law. The execution, delivery and performance of this Note shall be governed by, construed, and enforced in accordance with the laws of the State of Maryland.

              14. Waivers. The failure of the Company at any time to exercise any option or right hereunder shall not constitute a waiver of the Company's right to exercise such option or right at any other time.


                  [Remainder of page intentionally left blank]

              IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument as of the date first set forth above.




                                                     /s/ MICHAEL L. SCHWARZ
                                                     ----------------------
                                                     MICHAEL L. SCHWARZ



Executed, sealed and
delivered in the
presence of:


/s/ John C. Moore
-------------------------
Name of Witness: